UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2011
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 16, 2011, 8x8, Inc. (the "Company") held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

  Proposal 1. Election of Guy L. Hecker, Jr., Bryan R. Martin, Christopher McNiffe and Donn Wilson to serve as directors until the next annual meeting of stockholders.
  Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2012.
  Proposal 3. Non-binding, advisory vote on executive compensation.
  Proposal 4. Non-binding, advisory vote on the frequency of future advisory votes on executive compensation.

Voting results were as follows:

  Proposal 1 - Election of Directors.
	For	Withheld	Broker Non-Vote
Guy L. Hecker, Jr.	17,791,312	475,418	33,692,676
Bryan R. Martin	17,729,134	537,596	33,692,676
Christopher McNiffe	17,212,955	1,053,775	33,692,676
Donn Wilson	17,725,626	541,104	33,692,676
  Proposal 2 - Ratification of Independent Registered Public Accounting Firm.
For	Against	Abstain	Broker Non-Vote
51,552,772	289,098	117,536	--
  Proposal 3 - Non-binding, advisory vote on executive compensation.
For	Against	Abstain	Broker Non-Vote
17,547,495	397,577	321,658	33,692,676
  Proposal 4 - Non-binding, advisory vote on the frequency of future advisory votes on executive compensation.
Three Years	Two Years	One Year	Abstain	Broker Non-Vote
11,764,073	112,160	6,203,349	187,148	33,692,676

The Company's Board of Directors has determined to hold a non-binding, advisory vote on the compensation of its executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2011

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary